UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 25, 2024
Date of Report (date of earliest event reported)

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-2299		34-0117420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Applied Plaza	Cleveland	Ohio	44115
(Address of Principal Executive Offices)			(Zip Code)
(216) 426-4000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	AIT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective after October 25, 2024, Richard M. Wagner is assuming the role of principal accounting officer of Applied Industrial Technologies, Inc. ("Applied"), taking over for David K. Wells, Vice President – Chief Financial Officer & Treasurer of Applied, who will continue to be Applied’s principal financial officer.

Mr. Wagner, age 56, is Applied’s Chief Accounting Officer & Controller, a position he has held since August 2024. Prior to Applied, Mr. Wagner served as Vice President, Chief Accounting Officer at Dentsply Sirona, Inc. Prior to joining Dentsply Sirona, Inc. in August 2022, Mr. Wagner was the Vice President, Chief Accounting Officer and Corporate Controller of Hillrom Holdings, Inc. from April 2018 to February 2022. Mr. Wagner is a Certified Public Accountant and received a Bachelor of Science in Accounting from the Pennsylvania State University.

There are no family relationships between Mr. Wagner and any director or executive officer of Applied, and he has no relationships or related transactions that would be required to be disclosed in accordance with Item 404 of Regulation S-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Registrant)

Date: October 25, 2024	By: /s/ Jon S. Ploetz
Jon S. Ploetz, Vice President-General Counsel & Secretary